AMENDMENT NO. 1 TO EXCHANGE AGREEMENT

Dated as of December 20, 2023

This Amendment No. 1 to Exchange and Agreement, (this "Amendment") is entered into as of the date first set forth above (the "Amendment Date"), by and among (i) MDwerks, Inc., a Delaware corporation (the "Company"); (ii) RF Specialties LLC, a North Carolina limited liability company ("RFS"), and (iii) Keith A. Mort as the sole member of RFS (the "Member"). Each of RFS, the Member and the Company may be referred to herein collectively as the "Parties" and separately as a "Party".

WHEREAS, the Parties are all of the Parties to that certain Exchange Agreement, dated as of January 19, 2023 (the "Original Agreement") and now desire to amend the Original Agreement, and the Original Agreement may be amended in writing pursuant to the provisions of Section 10.12 thereof;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Defined terms used herein without definition shall have the meanings given in the Original Agreement.

2. Pursuant to the provisions of Section 12.11 of the Original Agreement, the Original Agreement is hereby amended as follows:

    (a) date "May 31, 2023" in Section 1,01(ddd) of the Original Agreement is hereby amended to be "February 1, 2024".

    (b) Section 6.01(f) of the Original Agreement is hereby deleted and removed from the Original Agreement.

3. Other than as amended here, the Original Agreement shall remain in full force and effect. Following the Amendment Date, any reference in the Original Agreement to the "Agreement" shall be deemed a reference to the Original Agreement as amended by this Amendment.

4. This Amendment shall be governed by, enforced, and construed under and in accordance with the Laws of Delaware, without giving effect to principles of conflicts of law thereunder.

5. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

MDwerks, Inc.

By: ______________________
Name: Steven Laker
Title: Chief Executive Officer

RF Specialties LLC

By: ______________________ 12-20-2023
Name: Keith A. Mort
Title: Sole Member

Member: Keith A. Mort

By: ______________________ 12-20-2023
Name: Keith A. Mort